Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

SERIES F CONVERTIBLE PREFERRED STOCK

OF

BOLLINGER INNOVATIONS, INC.

The undersigned, David Michery, in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”), hereby certifies that:

FIRST: He is the Chief Executive Officer of Bollinger Innovations, Inc., a Delaware corporation (the “Company”);

SECOND: The Company’s Certificate of Designations of Series F Convertible Preferred Stock (the “Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on July 29, 2025, and amended on August 14, 2025;

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Section 141(f) and Section 151(g) of the DGCL and the Company’s bylaws, as currently in effect, adopted resolutions to amend the Certificate of Designations as follows (collectively, the “Amendment”);

1. Section 1 of the Certificate of Designations is amended and restated in its entirety as follows:

“Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series F Convertible Preferred Stock”, with an aggregate number of authorized shares of 103,539, consisting of the following distinctive serial designations: Series F-1 Convertible Preferred Stock (the “F-1 Preferred Shares”), Series F-2 Convertible Preferred Stock (the “F-2 Preferred Shares”), Series F-3 Convertible Preferred Stock (the “F-3 Preferred Shares”), Series F-4 Convertible Preferred Stock (the “F-4 Preferred Shares”), Series F-5 Convertible Preferred Stock (the “F-5 Preferred Shares”), Series F-6 Convertible Preferred Stock (the “F-6 Preferred Shares”), Series F-7 Convertible Preferred Stock (the “F-7 Preferred Shares”), Series F-8 Convertible Preferred Stock (the “F-8 Preferred Shares”), Series F-9 Convertible Preferred Stock (the “F-9 Preferred Shares”), Series F-10 Convertible Preferred Stock (the “F-10 Preferred Shares”), Series F-11 Convertible Preferred Stock (the “F-11 Preferred Shares”), and Series F-12 Convertible Preferred Stock (the “F-12 Preferred Shares”, and together with the F-1 Preferred Shares, F-2 Preferred Shares, F-3 Preferred Shares, F-4 Preferred Shares, F-5 Preferred Shares, F-6 Preferred Shares, F-7 Preferred Shares, F-8 Preferred Shares, F-9 Preferred Shares, F-10 Preferred Shares, and F-11 Preferred Shares, the “Preferred Shares”). Each share of Series F Convertible Preferred Stock shall be identical in all respects to every other share of Series F Convertible Preferred Stock, except as set forth herein. The number of shares so designated shall be as follows:

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560 shares of F-1 Preferred Shares;

38,500 shares of F-2 Preferred Shares;

6,835 shares of F-3 Preferred Shares;

1,700 shares of F-4 Preferred Shares;

12,086 shares of F-5 Preferred Shares;

4,723 shares of F-6 Preferred Shares;

8,238 shares of F-7 Preferred Shares;

1,715 shares of F-8 Preferred Shares;

5,086 shares of F-9 Preferred Shares;

376 shares of F-10 Preferred Shares;

3,601 shares of F-11 Preferred Shares; and

20,119 shares of F-12 Preferred Shares.

Each Preferred Share shall have a par value of $0.001. Capitalized terms not defined herein shall have the meaning as set forth in Section 30 below.

2. The following definition as set forth in Section 30 of the Certificate of Designations is amended and restated as follows:

“(o) Exchange Agreement” means (i) that certain Amendment and Exchange Agreement by and among the Company and the initial holders of Preferred Shares, dated as of July 29, 2025, as may be amended from time in accordance with the terms thereof, (ii) that certain Amendment and Exchange Agreement by and among the Company and the initial holders of Preferred Shares, dated as of August 14, 2025, as may be amended from time in accordance with the terms thereof, and (iii) that certain Amendment and Exchange Agreement by and among the Company and the initial holders of Preferred Shares, dated as of September 30, 2025, as may be amended from time to time in accordance with the terms thereof, as applicable.”

FOURTH: The Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall become effective immediately upon filing.

SIXTH: Except as amended pursuant to this Certificate of Amendment, the Certificate of Designations shall remain in full force and effect.

*****

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IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to Certificate of Designations, Preferences, and Rights of Series F Convertible Preferred Stock of Bollinger Innovations, Inc. to be signed by its Chief Executive Officer on this 30th day of September, 2025.

BOLLINGER INNOVATIONS, INC.

By:	/s/ David Michery
	Name:	David Michery
	Title:	Chief Executive Officer

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